EXHIBIT 99.1
                                    AGREEMENT


         AGREEMENT dated this 5th day of August 2002 by and among OnSpan Networking, Inc. ("OnSpan") Interlan Communications, Inc. ("ICI") and G. Anthony Munno ("Munno"), Martin Sainsbury Carter ("Carter") and Brian Ianniello ("Ianniello") (Munno, Carter and Ianniello are sometimes collectively referred to as "the Employees").

         WHEREAS, ICI is presently a wholly-owned subsidiary of OnSpan;

         WHEREAS, Munno, Carter and Ianniello are executives and employees of ICI and have employment contracts with OnSpan;

         WHEREAS, OnSpan is willing to transfer ownership of ICI to the Employees and Employees desire to acquire ICI from OnSpan; and

         WHEREAS, the parties desire to work out an orderly severance of the relationship of OnSpan and ICI and allocate responsibility for the ongoing obligations and rights of OnSpan and ICI.

         NOW, THEREFORE, in exchange for the mutual covenants and obligations contained herein, the parties hereto agree as follows:

         1. Munno, Carter and Ianniello hereby transfer and assign and return to the treasury of OnSpan all of their shares of OnSpan (20,833 shares total) ("OnSpan Shares") and, in exchange therefor, OnSpan shall transfer to the Employees 14,000 shares of Common Stock of ICI, representing all of the issued and outstanding capital stock of ICI. The OnSpan Shares shall be accompanied by stock powers with medallion signature guarantees. The Shares of Common Stock of ICI to be delivered to the Employees shall be divided as follows: Munno is to receive 6,750 ICI shares, Ianniello is to receive 6,750 ICI shares and Carter is to receive 500 ICI shares.

         2. The Employees shall resign in all capacities as directors, officers and/or employees of OnSpan upon closing in writing. All employment agreements between OnSpan and any of the Employees shall terminate and all obligations existing under such employment agreements or under the terms of employment with the employees are hereby discharged, and OnSpan shall have no liability with respect to any such obligations presently existing or previously incurred under such employment agreements or under the terms of employment of the Employees.

         3. All intercompany payments and obligations between OnSpan and ICI shall be released and discharged, and ICI shall retain all of its current assets free of any liens or obligations owing to OnSpan, except that certain tax refund owing to ICI in the approximate amount of $54,000 shall be assigned to

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OnSpan who shall have full  rights with  regard to such  refund.  OnSpan and the
Employees shall enter into mutual releases as annexed hereto. A $19,725.55 payable to Westcon that had been guaranteed by OnSpan will be paid prior to closing. An additional $10,000 shall be held in OnSpan's checking account to satisfy any outstanding checks. All funds remaining after checking settlements shall be dispersed to ICI not to exceed thirty days. Attached as Exhibit 1 is a schedule setting forth the balance in ICI's checking account as of August 5, 2002, a list of checks to be posted against the account, and the accounts payable aging and other liabilities. OnSpan warrants that there are no transactions affecting ICI that are not reflected on the books of ICI as of August 5, 2002.

         4. OnSpan and the Employees acknowledge that they are highly familiar with the operations of OnSpan and ICI and have been provided with the opportunity to undertake satisfactory due diligence procedures relevant to these companies. OnSpan and the Employees acknowledge that OnSpan has been removed from all previous corporate guarantees.

         5. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the parties and successors and assigns. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                        ONSPAN NETWORKING, INC.

                                        By: ________________________________
                                        Name: _____________________________
                                        Its: ________________________________


                                        INTERLAN COMMUNICATIONS, INC.

                                        By: _________________________________
                                        Name: ______________________________
                                        Its: _________________________________

                                        ____________________________________
                                        Anthony Munno

                                        ___________________________________
                                        Martin Sainsbury Carter

                                        ___________________________________
                                        Brian Ianniello

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